                                                                     EXHIBIT (i)



                         FUND PARTICIPATION AGREEMENT


            THIS AGREEMENT is entered into as of the 1st day of May, 2003, among The Manufacturers Life Insurance Company (U.S.A.) ("Manulife U.S.A.") and The Manufacturers Life Insurance Company of New York "("Manulife New York") (collectively, "Manulife"), life insurance companies organized under the laws of the State of Michigan and New York, respectively (on behalf of themselves and certain of their separate accounts); Manufacturers Investment Trust ("MIT"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts and together with Manulife having a business address of 73 Tremont Street, Boston, Massachusetts 02108; American Funds Insurance Series (the "Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and Capital Research and Management Company ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.

                                   WITNESSETH:

            WHEREAS, Manulife has issued or proposed to issue to the public, now and in the future, certain variable annuity contracts and variable life insurance policies (the "Contracts") as set forth in Schedule A; and

            WHEREAS, Manulife has established one or more separate accounts (the "Accounts") as set forth in Schedule B, for the purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "SEC") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") and pursuant to the Michigan Insurance Code in the case of Manulife U.S.A. and the New York Insurance Code in the case of Manulife New York; and

            WHEREAS, the Series is divided into various funds (the "Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund; and

            WHEREAS, MIT is divided into various series or portfolios (the "Portfolios"), each Portfolio being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of each Portfolio; and

            WHEREAS, each Account is divided into subaccounts which invest in corresponding Portfolios as the underlying investment media for the Contracts; and

            WHEREAS, certain Funds (through the Portfolios) will serve as the underlying investment medium for the Contracts as set forth in Schedule C; and

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
            WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies (the "Mixed and Shared Funding Order"); and

            WHEREAS, CRMC is the investment adviser for the Series; and

            WHEREAS, each of certain of the Portfolios proposes to hold as its only investment security shares of a corresponding Fund as set forth in Schedule C, with each such Portfolio having the same investment objectives and fundamental investment policies as the corresponding Fund.

            NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Manulife, MIT, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Manulife and MIT that:
(i) a registration statement under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Manulife and MIT, and copies of any and all amendments or supplements thereto will be forwarded to Manulife at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; (iv) the Series' registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Manulife expressly for use therein; and (v) the Series and CRMC will comply with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

1a. The Series and CRMC represent that the Series is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M of the Code or any successor or similar provision) and that each will notify Manulife and MIT immediately upon having a reasonable basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future.

2. Manulife represents and warrants to the Series and CRMC that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Manulife further represents and warrants that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt from registration) to serve as segregated asset accounts for the Contracts, and that Manulife will maintain such registration for so long as any Contracts are outstanding. Manulife shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Manulife shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Manulife.

2a. MIT represents and warrants to the Series and CRMC that the shares of the Portfolios listed on Schedule C are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. MIT further represents and warrants that it has been lawfully organized and is validly existing under the laws of the Commonwealth of Massachusetts, is registered as an open-end management investment company under the 1940 Act and to serve as an investment vehicle for the Accounts, will maintain such registration for so long as it serves as such an investment vehicle and has a principal underwriter, Manulife Financial Securities LLC, which is registered as a broker-dealer under the Securities Exchange Act of 1934. MIT shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to the shares of the Portfolios listed on Schedule C from time to time as required by applicable law. MIT shall register and qualify the shares of the Portfolios listed on Schedule C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by MIT.

3. Manulife represents and warrants to the Series and CRMC that the Contracts are currently and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

4. The Series will furnish to Manulife and MIT such information with respect to the Series in such form and signed by such of its officers as Manulife and/or MIT may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Manulife and MIT immediately of: (a) any non-routine request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement therein not misleading.

5. The Series will use its best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for investment by the Portfolios under this Agreement.

6. The Series agrees to make Class 2 shares of the Funds specified in Schedule C available to the Portfolios. Manulife will be entitled to a fee from the Series of 0.25% per annum of Class 2 assets attributable to the Contracts investing in the Funds through the Portfolios to offset Contract servicing expenses for as long as the Series' Class 2 Rule 12b-1 plan remains in effect and the Portfolios remain invested in shares of the Series. The fee to be received from the Series by Manulife will be paid monthly in arrears.

6a. CRMC and the Series shall report to Manulife any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction which policies and procedures shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a Fund or its shareholders for any losses.

7. Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by MIT for a given Portfolio at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 7, Manulife shall be a designee of the Series for receipt of such orders from each Portfolio, and receipt by such designee as of 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for the purchase at the applicable net asset value per share by MIT and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to MIT on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series is responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by MIT to be necessary to meet the requirements of the Portfolios.

8. With respect to payment of the purchase price by Manulife and of the redemption proceeds by the Series, Manulife and the Series shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds in accordance with Paragraph 9 hereof.

9. In the event of net purchases, Manulife shall pay for the shares of the Series by 2:00 p.m. Eastern Time on the Next Business Day after an order to purchase such shares is made in accordance with the provisions of Paragraph 7 hereof. All such payments shall be in federal funds transmitted by wire. In the event of net redemption, the Series shall pay redemption proceeds by 2:00 p.m. Eastern time on the next business day after an order to redeem such shares is made in accordance with the provisions of Paragraph 7 hereof.

10. The Series reserves the right to suspend or terminate sales of the Series' shares to MIT and the Portfolios if such action is required by law, or if the Board of Trustees of the Series (the "Board") while exercising its independent judgement and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

10a. MIT reserves the right to suspend or terminate purchases of the Series' shares by MIT and the Portfolios if such action is required by law, or if the Board of Trustees of MIT while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of MIT and its shareholders (including Contract owners) or in response to the order of an appropriate regulatory authority.

11. The Contracts funded through the Accounts will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds (through the Portfolios) as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

12. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Portfolios or MIT. Shares ordered from a particular Fund will be recorded by CRMC or the Series' transfer agent as instructed by MIT in an appropriate title for the corresponding Portfolio.

13. The Series shall furnish notice promptly to MIT of any dividend or distribution payable on any shares of the Series held by the Portfolios. MIT hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Portfolio in additional shares of that Fund. The Series shall notify MIT of the number of shares so issued. MIT reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

14. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase by MIT for the Portfolios. The Series shall bear the expenses for the cost of registration of its shares, preparation of Series' prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any subaccount investing in any of the Portfolios listed on Schedule C, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will make available to Manulife and MIT at their request, at least once a year, enough copies of its Statement of Additional Information as may be necessary to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information. The Series shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Manulife and MIT once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts, MIT and the Series' prospectus printed together in one or more documents (the cost of such printing to be allocated pro rata, based on the portion of the cost attributable to the Series prospectus).

15. Manulife and MIT shall pay all expenses incidental to their respective performance under this Agreement. Manulife and MIT shall bear the expenses for the cost of preparation and delivery of the Contract, MIT and Series prospectuses to be sent to prospective Contract owners.

16. Manulife represents and warrants to the Series that any information furnished in writing by Manulife and MIT to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

17. Manulife, MIT and their affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or the other funds managed by CRMC as supplemental to the appropriate fund prospectus or in material approved by CRMC as provided in the Business Agreement in effect among Manulife USA, Manulife New York, Manulife Financial Securities LLC, American Funds Distributors, Inc. and CRMC dated May 1, 2003.

18. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Manulife and otherwise in accordance with the Mixed and Shared Funding Order.

Shares of the Series shall be sold only to investors permitted by Treas. Reg.
Section 1.817-5(f).

18a. Manulife and MIT each represents and warrants that each Portfolio is a permitted investor in the Series in accordance with Section 817(h)(4)(A) of the Code.

19. The Series hereby notifies Manulife that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

20. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists and its implications. If such a conflict exists, Manulife will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Manulife's remedial action does not adequately remedy any material irreconcilable conflict, Manulife will, subject to the approval of the SEC, withdraw from investment in the Series each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs Manulife in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

21. The Series agrees to diversify the various Funds of the Series in accordance with the requirements of Section 817(h) of the Code relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

22. Manulife agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series and CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Manulife's:

      (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statements, prospectuses or sales literature;

      (b) making untrue statements of material facts that the Series includes in its materials, provided the Series relies on information supplied by Manulife;

      (c) unlawful conduct by Manulife with respect to the sale of the Contracts, Portfolios or Fund shares; and

      (d)   breaching this Agreement or a representation or warranty;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful malfeasance or negligence of CRMC or the Series or from CRMC's or the Series' failure to fulfill their respective duties and obligations arising under this Agreement, including, without limitation, the representations and warranties in Paragraph 1 of this Agreement.

22a. MIT agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series and CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of
MIT's:

      (a) making untrue statements of material facts or omitting material facts in MIT's registration statements, prospectuses or sales literature;

      (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by MIT;

      (c)   unlawful conduct by MIT with respect to the sale of the Portfolios;
            and

      (d)   breaching this Agreement or a representation or warranty;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful malfeasance or negligence of CRMC or the Series or from CRMC's or the Series' failure to fulfill their respective duties and obligations arising under this Agreement, including, without limitation, the representations and warranties in Paragraph 1 of this Agreement.

23. The Series and CRMC each agrees to indemnify and hold Manulife, MIT and any affiliate, control person, shareholder, director, officer or employee of Manulife (collectively, "Manulife Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Manulife Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of:

      (a) the Series' or CRMC's making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectus or sales literature;

      (b) the Series' or CRMC's making untrue statements of material facts that a Manulife Affiliate includes in its materials, provided such Manulife Affiliate relies on information supplied by the Series;

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      (c)   the Series' or CRMC's unlawful conduct with respect to the sale of the Contracts, Portfolios or Fund shares;

      (d) the Series' or CRMC's breaching this Agreement or any representation or warranty set forth in this Agreement;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful malfeasance or negligence of any Manulife Affiliate or from any Manulife Affiliates' failure to fulfill their respective duties and obligations arising under this Agreement, including, without limitation, the representations and warranties in Paragraph 2 of this Agreement.

24. Manulife shall be responsible for assuring that the Account calculates pass-through voting privileges of the Contract owners in a manner consistent with the Mixed and Shared Funding Order.

25. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the SEC, the National Association of Securities dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby

26. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

      (a) at the option of Manulife, MIT or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

      (b) at the option of Manulife or MIT, upon ten calendar days' prior written notice, if the shares of the Series are not reasonably available for investment in the Portfolios;

      (c) at the option of Manulife, immediately upon written notice, if the Series or any of its Funds fails to meet the requirements for either diversification under Section 817 or registered investment company status under Subchapter M of the Code;

      (d) at the option of Manulife or the Series, in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Manulife; in such event prompt notice shall be given by Manulife or the Series to the other party;

      (e) by any party upon six months' written notice to the other parties;

      (f) by mutual agreement at any time.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

25. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Series:

American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: 213-486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
           Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041

In either case with a copy to:

Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
           Fund Business Management Group
Facsimile No.: 213-486-9041

If to Manulife or MIT:

Manulife Financial
73 Tremont Street

Boston, MA  02108
Attn: James D. Gallagher
Facsimile No.: (617) 854-8685

26. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it, including the continued availability of the Funds pursuant to Paragraph 29 below, will remain in effect as to such business, after termination.

27. Notwithstanding any termination of this Agreement, the Series and CRMC shall, at the option of Manulife, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Paragraph 10 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Fund and/or invest in the Series upon the making of additional purchase payments under the Existing Contracts. Except as provided in Section 10(a) Manulife and MIT agree not to redeem shares of the Funds unless legitimately required to do so according to a contract owner's request or under an order from the SEC or pursuant to exemptive relief granted by the SEC or as otherwise permitted by applicable law, or as otherwise agreed to or permitted among the parties.

28. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder), of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Manulife, on behalf of itself, the Accounts and MIT and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Manulife and MIT also agree that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Manulife and MIT agree not to proceed against any Fund for the obligations of another Fund. Notwithstanding the foregoing, if Manulife or MIT seeks satisfaction for any liability of the Series in respect of this Agreement, Manulife or MIT and the Account may seek recourse against CRMC for any amounts due Manulife or MIT and not recovered from the Series.

30a. The obligations of MIT under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Manulife if it is a shareholder), of MIT individually, but bind only MIT's assets. When seeking satisfaction for any liability of MIT in respect of this Agreement, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. The Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio. Notwithstanding the foregoing, if the Series and CRMC seek satisfaction for any liability of MIT in respect of this Agreement, the Series and CRMC may seek recourse against Manulife for any amounts due the Series and CRMC and not recovered from MIT.

29. This Agreement shall be construed in accordance with the laws of the State of California and subject to the provisions of all applicable federal securities laws and the terms shall be construed in accordance therewith.

30. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

31. In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs shall survive any termination hereof: 22-23 and 27-33.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                     AMERICAN FUNDS INSURANCE SERIES

Attest:                              By:
                                           ---------------------------------------------
----------------------------         Its:  Secretary

                                     CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:                              By:
                                           ---------------------------------------------
----------------------------         Its:  Vice President and Secretary

                                     THE MANUFACTURERS LIFE INSURANCE COMPANY
                                     (U.S.A.) (on behalf of itself and the
                                     Accounts)

Attest:                              By:
                                           ---------------------------------------------
----------------------------               James D. Gallagher, Executive Vice President,
                                           Secretary and General Counsel


                                     THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK
                                     (on behalf of itself and the Account)


Attest:                              By:
                                           ---------------------------------------------
----------------------------               James D. Gallagher, President



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